UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

September 11, 2023
Date of Report (date of earliest event reported)
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Greenidge Generation Holdings Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-40808 (Commission File Number)	86-1746728 (I.R.S. Employer Identification Number)
135 Rennell Drive, 3rd Floor Fairfield, CT 06890
(Address of principal executive offices and zip code)
(203) 718-5960
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $.0001	GREE	NASDAQ Global Select Market
8.50% Senior Notes due 2026	GREEL	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company   ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders
Greenidge Generation Holdings Inc. (“Greenidge”) held its 2023 annual meeting of stockholders (the “Annual Meeting”) on September 11, 2023. A description of each matter voted upon at the Annual Meeting is set forth in Greenidge’s definitive proxy statement filed with the Securities and Exchange Commission on August 14, 2023. The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon is set forth below.

Proposal No. 1:

To elect the following ten nominees to Greenidge’s board of directors, each to serve on the board of directors until the next annual meeting of stockholders and until his successor has been elected and qualified, or until his earlier death, resignation or removal.

Nominees	Votes Cast For	Votes Withheld	Broker Non-Votes
David Anderson	27,280,299	96,279	1,116,255
Timothy Fazio	27,215,070	161,508	1,116,255
George (Ted) Rogers	27,291,627	84,951	1,116,255
Andrew M. Bursky	27,220,821	115,757	1,116,255
David Filippelli	27,271,913	104,665	1,116,255
Jerome Lay	27,227,396	149,182	1,116,255
Timothy Lowe	27,284,827	91,751	1,116,255
Michael Neuscheler	27,291,341	85,237	1,116,255
Daniel Rothaupt	27,284,983	91,595	1,116,255
Jordan Kovler	27,338,108	38,470	1,116,255

Proposal No. 2:

To ratify the selection of MaloneBailey LLP as Greenidge’s independent registered public accounting firm for the year ending December 31, 2023.

Votes Cast For	Votes Against	Abstain	Broker Non-Votes
28,409,980	70,900	11,953	NONE

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Greenidge Generation Holdings Inc.

Date:    September 12, 2023            By:         /s/ Robert Loughran
Chief Financial Officer